EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Trevor Herbert, Chief Financial Officer of Riverbank Resources Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of Riverbank Resources Inc. for the year ended April 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Riverbank Resources Inc.

Date: July 27, 2006.

/s/ Trevor Herbert
Trevor Herbert
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)
Riverbank Resources Inc

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tao Minerals Ltd. and will be retained by Tao Minerals Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.